EXHIBIT 10.1

AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE

THIS AMENDMENT TO AMENDED AND RESTATED PROMISSORYNOTE (this "Amendment") is dated June 29, 2016, to be effective as of May 31, 2016,by and between HEALTHWAREHOUSE.COM, INC., a Delaware corporation, HWAREH.COM, INC., a Delaware corporation, and HOCKS.COM, INC., an Ohio corporation, jointly and severally, (collectively, "Borrower"), and MELROSE CAPITAL ADVISORS, LLC, an Ohio limited liability company (together with its successors and assigns, "Lender").

WHEREAS, Borrower executed an Amended and Restated PromissoryNote dated January 14, 2016, payable to the order of Lender in the principal amount of $1,000,000.00(together with all previous amendments or modifications thereto, the "Note");

WHEREAS,Borrower and Lender desire to amend the Note as provided for below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.        The Note is hereby amended as follows:

a.        Section 2 of the Note amended to extend the Maturity Date from May 31, 2016 to August 31, 2016.

b.        The first paragraph of Section 3 of the Note is amended and restated in its entirety asfollows:

This Note is executed in connection with and is secured by any and all documents and instruments now or in the future given to the Lender to evidence or secure the loans hereunder (collectively, the "Loan Documents"), including but not limited to the following: (i) Security Agreement from HEALTHWAREHOUSE.COM, INC., HWAREH.COM, INC. and HOCKS.COM, INC., dated March 28, 2013, covering all business assets, including but not limited to accounts, inventory, equipment, deposit accounts and general intangibles, and (ii) Deposit Account Control Agreement dated October 22, 2015 between Borrower, Lender and Cheviot Savings Bank with respect to Borrower's deposit accounts, as restated by a Deposit Account Control Agreement to be entered into between MainSource Bank, successor in interest to Cheviot Savings Bank, Borrower and Lender, with respect to Borrower's deposit accounts at MainSource Bank ((i) and (ii), collectively, the "Collateral").

c.        A new subsection (e) is added to Section 6 of the Note, Affirmative Covenants, as follows:

(e)        Borrower will cause MainSource Bank to enter into a Deposit AccountControl Agreement with Lender and Borrower withrespect to Borrower's accounts at MainSource Bank, in form and substance satisfactory to Lender, by July 8, 2016.  Further, Borrower will direct its credit card processor to direct the proceeds of its credit card receipts to a cash collateral account at MainSource Bank controlled by Lender, by July 8, 2016.

d.       Section 8 of the Note, Financial Covenants, is amended and restated in its entirety as follows:

8.       Financial Covenants.  Borrower agrees that until this Note is repaid in full, Borrower will comply with the following financial covenants ("Financial Covenants"):

(a)      Borrower will not permit its Adjusted EBITDAS at the end of each fiscal quarter to be less than the following:
Fiscal Quarter Ending	Minimum Adjusted EBITDAS

June 30, 2016	$ (50,000)

For the purpose of this Section 8, Adjusted EBITDAS shall be defined as Net Income before interest expense, taxes, and non-cash expenses including depreciation and amortization and all stock based compensation expense.

2.       Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Note.

3.       Borrower hereby certifies that: (a) all of its representations and warranties in the Note are  true and correct as of the date of this Amendment, except for the following:  under Section 4(b), a lawsuit has been filed against the Borrower by Taft Stettinius & Hollister LLP in the Hamilton County Court of Common Pleas seeking payment for legal fees and expenses in the amount of $936,777.61, plus interest; (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under the Note and(c) this Amendment has been executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.  Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

4.       This Amendment is a continuation of the Note and shall not be construed as a novation or extinguishment of the obligations arising under the Note as originally issued, and the issuance of this Amendment shall not affect the priority of any security interest granted in connection with the Note.  The execution of this Amendment shall not be deemed to be a waiver of any default or Event of Default.

5.       Borrower hereby confirms that the collateral for the Note, including but not limited to the Security Agreement from HEALTHWAREHOUSE.COM, INC., HWAREH.COM, INC and HOCKS.COM, INC. dated March 28, 2013,covering all business assets, including but not limited to accounts, inventory, equipment , deposit accountsand general intangibles and (ii) Deposit Account Control Agreement dated October 22, 2015 between Borrower, Lender and Cheviot Savings Bank with respect to Borrower's deposit accounts(the "Collateral"), shall continue unimpaired and in full force and effect.

6.       This Amendment may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

7.       This Amendment will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

8.        Except as expressly modified hereby, the Note remains unaltered and in full force and effect.  This Amendment shall be considered an integral part of the Note, and all references to the Note in the Note itself or any other loan documents shall, on and after the date of this Amendment, be deemed to be references to the Note as amended by this Amendment. Borrower acknowledges that Lender has made no oral representations to Borrower with respect to the Note and this Amendment thereto and that all prior understandings between the parties are merged into the Note as amended by this Amendment.

9.        WAIVER OF JURY TRIAL.   BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

10.      CONFESSION OF JUDGMENT.  Borrower authorizes any attorney to appear in any court of record in or of the State of Ohio, after this Note becomes due and payable, whether by its terms or upon default, to waive service of process and enter judgment by confession against Borrower in favor of Lender or any holder hereof for the outstanding principal of and accrued but unpaid interest on this Note, plus all costs of collection, including, without limitation, court costs and reasonable attorney's fees, and thereby to waive and release all errors in the proceedings and judgment, and all rights of appeal from such judgment and stay of execution.  Stay of execution and all exemptions are hereby waived.  Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Lender for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement.  If an obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to Lender its attorneys' fees.

WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

HEALTHWAREHOUSE.COM, INC.
a Delaware corporation

By: /s/ Lalit Dhadphale
Print Name: Lalit Dhadphale
Title: President & CEO

HWAREH.COM, INC.,	HOCKS.COM, INC.,
a Delaware corporation	an Ohio corporation

By: /s/ Lalit Dhadphale	By: /s/ Lalit Dhadphale
Print Name: Lalit Dhadphale	Print Name: Lalit Dhadphale
Title: President & CEO	Title: President & CEO

MELROSE CAPITAL ADVISORS, LLC

By: /s/ Timothy E. Reilly
Timothy E. Reilly, Managing Member